UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2008 (April 30, 2008)

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-49790	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Based Equity Award Targets

As previously disclosed by Verint Systems Inc. (the “Company”), on July 2, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) and the Stock Option Committee of the Board (the “Stock Option Committee”) jointly approved the grant of performance-vested restricted stock units to Dan Bodner, the Company’s Chief Executive Officer and a member of the Board and Douglas Robinson, the Company’s Chief Financial Officer, in accordance with the Company’s 2004 Stock Incentive Plan, as amended, and the Company’s current forms of applicable equity award agreements.

On April 30, 2008, the Stock Option Committee approved the revenue targets and related vesting percentages for such awards for the performance period commencing on February 1, 2008 and ending on January 31, 2009.

Base Salaries and Cash Bonus Plan Targets for Fiscal 2008

On April 30, 2008, the Compensation Committee approved an increase in annual base salary for the fiscal year ending on January 31, 2009 (“fiscal 2008”) for Messrs. Bodner and Robinson. Mr. Bodner’s base salary will be increased to $600,000 and Mr. Robinson’s base salary will be increased to $354,000. These salary increases are retroactive to the beginning of fiscal 2008.

Also on April 30, 2008, the independent members of the Compensation Committee (the “Independent Subcommittee”) approved a cash bonus pool for fiscal 2008 equal to 3% of non-GAAP fiscal 2008 operating income for the officers of the Corporation, including Messrs. Bodner and Robinson. The Independent Subcommittee also approved an allocation of up to 39.5% of such bonus pool to Mr. Bodner (with a target payout equal to 15.2% of such pool) and up to 14% of such bonus pool to Mr. Robinson (with a target payout equal to 5.4% of such pool). The Independent Subcommittee reserved the right to adjust these allocations for Messrs. Bodner and Robinson based on, among other things, certain corporate performance, regional performance, days sales outstanding (DSO), and, in the case of Mr. Robinson, management by objective (MBO) goals approved on April 30, 2008 by the Independent Subcommittee; provided, that any such adjustment for Mr. Bodner or Mr. Robinson shall be consistent with and subject to the requirements set forth in Section 162(m) of the Internal Revenue Code with respect to individuals who are “covered employees” within the meaning of Section 162(m).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: May 6, 2008

	By:	/s/ Peter Fante
	Name:	Peter Fante
	Title:	Chief Legal Officer